WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       February 24, 2003                                         0-32333
---------------------------------                         ----------------------
        Date of Report                                    Commission File Number
(Date of earliest event reported)


                                 INDIGINET, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


           Florida                                      65-0972865
---------------------------------           ------------------------------------
  (State or other jurisdiction              (IRS Employer Identification Number)
of incorporation or organization)


             5000 Birch Street, Suite 3000, Newport Beach, CA 92614
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                  949-476-3711
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


          8912 E. Pinnacle Peak Road, F-8 PMB 445, Scottsdale, AZ 85255
          -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



                                      N/A
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

     On February 24, 2003, Indiginet, Inc., a Florida corporation ("Indiginet"), Mark Ellis ("Mr. Ellis") and Jeffrey Black ("Seller") entered into a Share Purchase Agreement (the "Purchase Agreement") providing for the purchase by Mr. Ellis of 271,000,000 shares of Indiginet common stock, no par value, held by Seller for a total purchase price of $20,000. Mr. Ellis used his personal funds to pay the purchase price. As a result of the transaction, Mr. Ellis acquired beneficial ownership of approximately 72% of the issued and outstanding shares of Indiginet, Inc. Following the transaction, Mr. Ellis was appointed the Chief Executive Officer and the sole director of Indiginet. The terms of the purchase and sale are described in detail in the Purchase Agreement which is filed as an exhibit hereto and is incorporated herein in its entirety.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a)  Not applicable

          (b)  Not applicable

          (c)  The following exhibits are filed herewith:

               Exhibit 10.1 -- Share Purchase Agreement by and among Indiginet, Inc., a Florida corporation, Mark Ellis and Jeffrey Black dated February 24, 2003.










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




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INDIGINET, INC.

Dated: March 5, 2003                        By: /s/ Mark Ellis
                                                --------------------------------
                                                Mark Ellis
                                                Chief Executive Officer



















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